UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 27, 2010

SOUTH JERSEY GAS COMPANY
(Exact Name of Registrant as Specified in Charter)

New Jersey	0-222111	21-0398330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Jersey Plaza, Folsom, NJ 08037
(Address of Principal Executive Offices) (Zip Code)

(609) 561-9000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

The staff of the Office of Enforcement of the Federal Energy Regulatory Commission (FERC), South Jersey Gas Company and South Jersey Resources Group, LLC (South Jersey Resources and, together with South Jersey Gas Company, South Jersey), an indirect subsidiary of South Jersey Gas Company’s parent, South Jersey Industries, Inc., have entered into a Stipulation and Consent Agreement that has been approved by order of the FERC resolving an investigation into certain alleged violations of FERC’s open access transportation program, including the competitive bidding requirements for long-term, discounted rate capacity releases, the shipper-must-have-title requirement, and the prohibition against buy/sell transactions.

FERC recently began focusing on the way in which participants in the natural gas industry were conducting natural gas transactions relative to its interpretation of certain specific rules governing such transactions.  FERC’s investigation of South Jersey arose from an investigation of Constellation NewEnergy – Gas Division (Constellation). South Jersey Gas Company was a releasing shipper in certain of Constellation’s flipping transactions.  Upon notification by FERC that these transactions were viewed as being in violation of certain FERC regulations, South Jersey conducted a comprehensive internal review of its natural gas trading and transportation practices to confirm compliance with FERC’s capacity release rules and voluntarily disclosed possible violations of the shipper-must-have-title requirement and the prohibition on buy/sell transactions.

The FERC staff determined that South Jersey’s cooperation in the investigation was “exemplary.”  South Jersey engaged outside counsel to assist with a comprehensive review of its interstate pipeline and gas storage transportation transactions, which resulted in South Jersey providing the Office of Enforcement staff with a thorough self-report.  South Jersey promptly ceased all activities in question and revised its operational practices to avoid potential violations in the future.

South Jersey has always strived to maintain a culture of compliance, with no history of violating FERC rules, regulations or policies. At the time of the transactions in question, South Jersey had in place a substantial compliance program to address recognized compliance risks. However, that program under-identified risks associated with FERC’s open access transportation program. Upon becoming aware of the views of FERC on these issues, South Jersey formulated and implemented significant enhancements to its existing compliance program. Those enhancements include providing extensive training on the FERC’s open access transportation requirements to its employees, senior management and Board of Directors.

While not admitting that it had, in fact, violated the FERC’s rules and regulations, South Jersey reached agreement with the FERC to resolve the dispute without further proceedings. South Jersey has agreed to pay a civil penalty of $950,000 and to disgorge approximately $121,000, plus interest, of profits from the transactions in question.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY GAS COMPANY

Dated: September 27, 2010	By:	/s/ David A. Kindlick

Name: David A. Kindlick
Title: Senior Vice President and
Chief Financial Officer